ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Executive English Institute, Inc.

2.	Registered Agent	[ ] Commercial Registered Agent
	for Service of Process	[ ] Noncommercial Registered Agent OR [X] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity
Steve Rudish
		5453 Beach Pine Street	Las Vegas	Nevada	89130

3.	Authorized Stock:	100,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	Steve Rudish
	& Addresses,	Name
	of Board of	5453 Beach Pine Street	Las Vegas	Nevada	89130
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	Any legal business

6.	Names, Address	Steve Rudish	/S/ Steve Rudish
	and Signature of	Name	Signature
	Incorporator:	5453 Beach Pine Street	Las Vegas	Nevada	89130
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ Steve Rudish		12-18-2008
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.